UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
 FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2012
___________________________
Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Silicon Graphics International Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders on December 7, 2012 (the “Annual Meeting”). As of the record date, October 15, 2012, 33,128,803 shares of the Company's common stock were outstanding and entitled to vote at the Annual Meeting. A total of 29,681,859 shares of the Company's common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The Company's stockholders voted on three proposals at the Annual Meeting. The proposals are described in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 23, 2012 (the “Proxy Statement”). The final results of the votes regarding each proposal are set forth below.

Proposal No. 1: Election of Directors
The Company's stockholders elected the following seven persons to the Company's Board of Directors, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results regarding this proposal are set forth below:

Director Nominee	For	Withheld	Broker Non-Votes
Jorge L. Titinger	20,030,107	167,584	9,484,168
Michael W. Hagee	19,755,061	442,630	9,484,168
Charles M. Boesenberg	19,202,669	995,022	9,484,168
Gary A. Griffiths	19,339,288	858,403	9,484,168
Hagi Schwartz	19,781,172	416,519	9,484,168
Ronald D. Verdoorn	19,340,758	856,933	9,484,168
Douglas R. King	19,765,156	432,535	9,484,168

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm
The Company's stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 28, 2013. The voting results regarding this proposal are set forth below:

For:	29,329,668
Against:	189,150
Abstain:	163,041
Broker Non-Votes:	—
Proposal No. 3: Non-Binding Advisory Vote with respect to Executive Compensation
The Company's stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	18,601,104
Against:	1,514,658
Abstain:	66,514
Broker Non-Votes:	9,499,583

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: December 11, 2012	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary